                                                                    EXHIBIT 10.7



                              EMPLOYMENT AGREEMENT

                  AGREEMENT (the "Agreement") by and among, AMF Holdings Inc., a Delaware corporation ("Holdings"), AMF Bowling, Inc., a Virginia corporation (the "Company"), and Robert L. Morin (the "Executive"), dated as of the 1st day of May, 1996.

                  WHEREAS, AMF Group Holdings Inc., a Delaware corporation ("AMF Group Holdings"), has, simultaneously with the execution and delivery of this Agreement, directly or indirectly, acquired all of the outstanding common stock of the Company, along with the capital stock and/or assets of certain related entities (the "Transaction") pursuant to that certain Stock Purchase Agreement dated February 16, 1996 (the "Stock Purchase Agreement");

                  WHEREAS, the Executive is currently employed as the President and Chief Executive Officer of the Company;

                  WHEREAS, the Boards of Directors of Holdings and the Company have determined that it will be in the best interests of Holdings, the Company and their respective shareholders to continue the employment of the Executive as President and Chief Executive Officer of the Company after the Transaction and the Executive desires to continue to serve in that capacity;

                  WHEREAS, Holdings desires to obtain for its benefit, through its ownership of the Company, the benefit of the Executive's services as set forth in this Agreement;

                  WHEREAS, the Executive desires to participate in the Transaction as an equity investor in Holdings;

                  WHEREAS, the Executive is joining the Board of Directors

of Holdings; and

                  WHEREAS, Holdings, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will acquire an equity interest in Holdings in connection with the Transaction and will continue to be employed by the Company after the Transaction;

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. Employment Period. The Company shall employ the Executive, and the Executive agrees to, and shall, serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the date hereof and ending on the third anniversary of such date (the "Employment Period").

                  2. Position and Duties. (a) During the Employment Period, the Executive shall be the President and Chief Executive Officer of the Company with such duties and responsibilities as are assigned to him by the Board of Directors of the Company (the "Board") consistent with his position as Chief Executive Officer of the Company, including, as the Board may request, to serve as an officer or director of certain affiliated entities of the Company.

                  (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full attention and time during normal business hours to the business and affairs of the Company and shall perform his services primarily at the Company's headquarters, wherever the Board may from time to time designate them to be, but in any case, within a 50 mile radius of Richmond, Virginia, and to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (i) serve on civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not compete with and are not provided to or for any entity that competes with or intends to compete with the Company or any of its subsidiaries and affiliates and do not interfere significantly with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  3. Compensation. (a) Base Salary. During the Employment Period, the Executive shall receive from the Company an annual base salary ("Annual Base Salary") of $250,000, payable in equal installments at intervals not less frequent than monthly. Executive's Annual Base Salary may be increased by the Board which shall review it annually. Executive's Annual Base Salary shall not be reduced below $250,000 and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                  (b) Other Compensation. In addition to the Annual Base Salary, for each fiscal year or portion of a fiscal year ending during the Employment Period, the Executive shall earn an annual bonus (the annual bonus from time to time in effect for the then current fiscal year is referred to as the "Annual Bonus") equal to 50% of the Executive's Annual Base Salary if certain operational and financial targets determined by the Board (the "Targets") are attained (such Annual Bonus to be reduced pro rata with respect to each fiscal year during the Employment Period for which such bonus would be payable to the extent that the full fiscal year is not included in the Employment Period (based on the actual number of days of such fiscal year that were included in the Employment Period)). The Company will structure the Annual Bonus so that the Executive will earn an Annual Bonus to be determined by the Board that will be less than 50% of the Executive's Annual Base Salary if less than 100% but at least 90% of the Targets are attained (reduced in the same manner as the full Annual Bonus with respect to fiscal years which are not fully included in the Employment Period). The Targets, and the bonus percentage if the Targets are not fully achieved but are at least 90% achieved, as described above, shall be determined by the Board each year prior to the end of the first fiscal quarter for the year to which such Targets and bonus percentage shall apply; provided, however, that such Targets and bonus percentage for 1996 shall be determined within 90 days after the date hereof. Each Annual Bonus shall be paid in a single cash lump sum no later than 30 days after Holdings' audited consolidated financial statements with respect to the fiscal year for which the Annual Bonus is awarded are available.

                  Notwithstanding the foregoing provisions of this paragraph 3(b), for purposes of determining Executive's Annual Bonus for 1996, the Targets set by the Board shall be no higher than the operational and financial goals contained in the Goldman, Sachs & Co. Base Case Model for 1996, as previously reviewed by the Company and the Executive.

                  (c) Other Benefits. During the Employment Period: (i) the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as peer executives; and (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, to the extent provided, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent as peer executives; provided, however, that nothing in this Agreement shall impose on the Company any obligation to offer to the Executive participation in any stock, stock option, bonus or other incentive award, plan, practice, policy or program other than the awards made pursuant to paragraphs (b), (f) and (g) of this Section 3. The term "peer executives" means the chief operating officer, chief financial officer and/or chief legal officer of the Company, to the extent such positions exist. Executive shall be entitled to retain for his own personal use any frequent flyer miles and similar travel awards obtained with respect to the Executive's travel.

                  (d) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable travel and other expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses. Executive shall be reimbursed up to $5,000 for his legal fees incurred in connection with or attributable to the negotiation, execution and delivery of this Agreement and all other agreements to which he is a party relating to or arising out of the Transaction.

                  (e) Vacation. The Executive shall be entitled to 4 weeks of paid vacation during 1996 and for each subsequent full fiscal year in the Employment Period and a pro rata portion thereof during each partial fiscal year in the Employment Period. For 1996, Executive's 4 weeks of paid vacation shall include paid vacation time taken in 1996 and prior to the date hereof. Up to an aggregate of 2 weeks of unused vacation may be carried forward to the next fiscal year in the Employment

Period and used therein and any unused vacation in excess of 2 weeks shall lapse.

                  (f) Restricted Stock. (i) The Executive hereby agrees to purchase simultaneously with or promptly following the Closing (as defined in the Stock Purchase Agreement) 150,000 shares of Holdings' common stock, par value $.01 per share, at a purchase price of $10.00 per share (the "Original Price") for an aggregate purchase price of $1,500,000 (the shares so purchased together with any shares acquired pursuant to the exercise of Options (as defined in Section 3(g) of this Agreement) are collectively referred to herein as the "Restricted Stock"). The Executive shall make payment therefor, at the Closing, to Holdings by check, money order or wire transfer. At the Closing, the Executive is borrowing $1,000,000 from Holdings or an affiliate thereof in order to fund the portion of his purchase of Restricted Stock pursuant to this Subparagraph (f) in excess of $500,000. The borrowing shall be secured by, among other things, all of the Restricted Stock purchased by the Executive pursuant to this Subparagraph (f) and the Restricted Stock acquired pursuant to the exercise of Options, and shall be evidenced by a nonrecourse promissory note. The form of note and related stock pledge agreement are attached hereto as Exhibit A. The Executive has entered into or is entering into a Stockholders Agreement, by and among

Holdings, the Executive and certain other stockholders of Holdings (the "Stockholders Agreement").

                (ii) Shares of Restricted Stock shall be evidenced by issuance of one or more stock certificates registered in the name of the Executive and bearing appropriate legends referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially in the following form:

                "The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) of an Employment Agreement between the issuer and the registered holder hereof. Copies of such Employment Agreement are on file at the offices of AMF Holdings Inc. [address]"

                "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under said Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act and laws."

Such shares may bear other legends to the extent the Board or the Board of Directors of Holdings determines it to be necessary or appropriate, including any required by Section 2.7 of the Stockholders Agreement. In addition to the stock pledge referred to in clause (i) of this Subparagraph (f), the Board or the Board of Directors of Holdings may require that the certificates evidencing such shares be held in custody by the Company or Holdings until the restrictions thereon shall have lapsed and that the participant deliver a stock power, endorsed in blank, relating to the shares of Restricted Stock.

                 (iii) The Executive shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any shares of Restricted Stock or Options, except as provided in Sections 3(f)(vii) and (viii) or as provided in Sections 2.3, 2.4 and 2.5 of the Stockholders Agreement.

                  (iv) Except as otherwise provided in this paragraph (f) or as may be provided in the Stockholders Agreement, the note or the stock pledge agreement referred to in Subparagraph (i) of paragraph (f) of this Section 3, the Executive shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of Holdings holding the class of stock that is the subject of the Restricted Stock, including the right to vote the shares and the right to receive any dividends and distributions.

                   (v) The number and kind of shares included in the Restricted Stock and issuable upon the exercise of the Options (and the exercise price of the Options) shall be adjusted to reflect any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, extraordinary distribution with respect to Holdings' common stock or other change in corporate structure affecting such common stock, as the Board of Directors of Holdings or a committee thereof shall deem fair and appropriate.

                  (vi) If and when all restrictions expire without a prior forfeiture of the Restricted Stock theretofore subject to such restrictions, new certificates for such shares shall be delivered to the Executive bearing a legend in substantially the following form:

                         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under said Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act and laws."

Such shares may bear other legends to the extent the Board or the Board of Directors of Holdings determines it to be necessary or appropriate, including any required by Section 2.7 of the Stockholders Agreement.

                 (vii) If, prior to the consummation of an IPO (as defined in this Subparagraph (vii)), the Executive dies or if the Executive's employment by the Company terminates due to a Disability (as defined in Section 5(a)) or for any other reason,

Holdings shall have the right, at its election, to purchase all (but not less than all) of the Executive's Restricted Stock within 6 months after the Date of Termination (as defined in Section 5(c) hereof) at a price equal to the Fair Market Value (as defined hereafter in this paragraph) of such Restricted Stock determined as of, in all cases other than the death of the Executive, the Date of Termination and, in the case of the Executive's death, as of the date of death. As used in this Agreement, the term "Fair Market Value" means fair value as determined by Goldman, Sachs & Co. in light of all circumstances including comparable recent bona fide third party sales. To the extent the funds for such purchase are permitted under the indebtedness of Holdings and its affiliates and under applicable law to be dividended to Holdings from AMF Group Inc. (indirectly by a dividend from AMF Group Inc. to AMF Group Holdings Inc. and then by a dividend from AMF Group Holdings Inc. to Holdings, or otherwise in accordance with Holdings' then existing corporate structure (collectively, an "AMF Group Dividend")), Holdings shall pay the purchase price in cash. Holdings shall fund any amount not permitted to be funded through an AMF Group Dividend by a Buy-Out Note (as defined hereafter). A "Buy-Out Note" is an unsecured promissory note of Holdings or a direct or indirect subsidiary thereof which shall have a stated maturity of 5 years, shall accrue interest at seven percent per annum, shall be prepayable at the option of Holdings or such subsidiary at any time, in whole or in part, at its principal amount plus accrued and unpaid interest, shall provide for the reimbursement of reasonable expenses incurred by the holder to enforce the note and shall accelerate upon the earlier of a Change in Control (as defined in Section 3(g)(ii) of this Agreement) or the consummation of an IPO. Holdings may, in its discretion, assign its rights and obligations under this Subparagraph
(vii) to any other person, but no such assignment shall relieve Holdings of its primary obligations hereunder to the extent not satisfied by such assignee. For all purposes of this Agreement, the term "IPO" means the consummation of the registered underwritten public offering or offerings of the common stock of Holdings with gross proceeds to Holdings in the aggregate of at least $100 million.

                (viii) If, prior to the consummation of an IPO, the Executive dies or if the Executive's employment by the Company is terminated by the Company due to a Disability or for any other reason, the Executive or the Executive's legal representative, as the case may be, shall have the right, within three months after such event (or one year if the event is the Executive's death), to require Holdings to purchase all (but not less than all) of the Executive's Restricted Stock at a price equal to (A) in the case of such death or Disability, the Fair Market Value thereof determined as of the Date of Termination and (B) in the case of termination by the Company for any other reason, the product of (x) the number of shares of Restricted Stock and (y) the Original Price (subject to adjustment, to the extent appropriate, to reflect any adjustments to the Restricted Stock made pursuant to Subparagraph (v) of this
Section 3(f)). To the extent the funds for such purchase are permitted under the indebtedness of Holdings and its affiliates and applicable law to be funded through an AMF Group Dividend, Holdings shall pay the purchase price in cash. Holdings shall pay any amount not permitted to be funded through an AMF Group Dividend with a Buy-Out Note. Holdings may, in its discretion, assign its rights and obligations under this Subparagraph (viii) to any other person, but no such assignment shall relieve Holdings of its primary obligations hereunder to the extent not satisfied by such assignee.

                  (ix) The restrictions placed on the Executive's right to transfer the Restricted Stock under this Section 3(f), Holdings' right to purchase the Executive's Restricted Stock under Section 3(f)(vii), and the Executive's right to require Holdings to purchase his Restricted Stock under
Section 3(f)(viii), shall terminate on the consummation of an IPO. Any restrictions under the Stockholders Agreement shall be governed by the terms thereof and shall survive the termination of the transfer restrictions pursuant to this Section 3(f).

                   (x) Any transfer of Restricted Stock otherwise permitted pursuant to this Agreement shall remain subject to the terms of the note and stock pledge agreement referred to in clause (i) of this Subparagraph (f) (or any amendment of such note or stock pledge agreement or any successor thereto) and the Stockholders Agreement, and shall not be permitted (and any Restricted Stock pledged pursuant to the stock pledge agreement shall not be released) other than in accordance with the terms thereof, notwithstanding any provision of this Agreement that would otherwise permit such transfer.

                  (g) Options. (i) Upon the Closing (as defined in the Stock Purchase Agreement) the Executive is hereby granted options to purchase 110,000 shares of Holdings' common stock (the "Options"). The Executive may exercise any vested Options granted under this paragraph (g) of Section 3 by payment of the Original Price per share (as it may be adjusted pursuant to Subparagraph (v) of Section 3(f) hereof), along with an accompanying written notice of exercise. Executive may make payment upon the exercise of vested Options by certified or bank check or such other instrument as Holdings may accept. Promptly after an IPO, Holdings will establish appropriate procedures to permit so-called "cashless exercise" of the Options by Executive. Unless sooner exercised or forfeited as provided for in this Agreement, the Options shall expire on the tenth anniversary of the date of this Agreement. To the extent not inconsistent herewith, the Options shall be governed consistent with the provisions of Holdings' 1996 Stock Incentive Plan (as if this Agreement were an "Option Agreement" thereunder).

                  (ii) The Options shall vest according to the following schedule:

                  Years of Employment
                  Since the date of
                  the Closing (as
                  defined in the Stock
                  Purchase Agreement)             Vested Percentage
                  --------------------            -----------------
                  Less than 1 year                     0 percent
                  At least 1 year,
                    but less than 2 years             20 percent
                  At least 2 years,
                    but less than 3 years             40 percent
                  At least 3 years,
                    but less than 4 years             60 percent
                  At least 4 years,
                    but less than 5 years             80 percent
                  5 years or more                    100 percent

However, immediately prior to the occurrence of a Change in Control, all Options shall vest. For purposes of this Agreement, the term "Change in Control" means
(1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than GSCP (as defined in the Stockholders Agreement) and their affiliates of a majority of the outstanding voting stock of Holdings or the Company (2) the sale of or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of either (x) Holdings and its subsidiaries taken as a whole or of the Company and its subsidiaries taken as a whole to any individual, entity or group (as defined above). Notwithstanding any contrary provision herein, for all purposes of this Agreement, the sale of one of Holdings' two main businesses (i.e., (x) manufacturing and related activities and (y) operation of bowling centers) is not a sale of substantially all of the assets of Holdings and its subsidiaries taken as a whole.

                 (iii) Any shares of Holdings' common stock obtained by the Executive (or the Executive's legal representative) by exercise of the Executive's vested Options shall be deemed to be Restricted Stock for all purposes of this Agreement and, without limitation, shall be subject to the terms, restrictions and conditions that Restricted Stock is subjected to under
Section 3(f), the note and stock pledge agreement referred to in clause (i) of this Section 3(f) and the Stockholders Agreement.

                  (iv) Upon the Executive's death or when the Executive's employment is terminated for any reason, the Executive or the Executive's estate or legal representative:

                           A. shall forfeit all Options that have not pre-viously vested;

                           B. shall have three months to exercise the Exe-cutive's vested Options that are vested on the date of the Executive's termination of employment if such termination is for any reason other than the Execu-tive's death; and

                           C. shall have one year to exercise the Executive's vested Options that are vested on the date of death if the Executive's termination of employment is due to the Executive's death.

Any vested Options not exercised within the permissible period of time shall be forfeited by the Executive or the Executive's estate or legal representative. If the Executive's Options are exercised after the Executive's death as provided for in this Agreement, then, solely for purposes of Section 3(f)(vii) of this Agreement, the Executive shall be deemed to have survived until the date of such exercise (the "Post-Death Exercise Date") and to have died immediately thereafter and for purposes of said Section 3(f)(vii) the Date of Termination shall be the Post-Death Exercise Date.

                  4. Executive's Representations, Warranties and Agreements. The Executive hereby makes the following representations, warranties and agreements (which, with respect to Restricted Stock hereafter acquired pursuant to exercise of Options, shall be deemed to be made as of the date of such exercise, to the extent appropriate):

                  (a) Investment Intention; No Resales. The Executive represents and warrants that such Executive is acquiring the Restricted Stock for investment purposes only, solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof or with any present intention of distributing or reselling any Restricted Stock thereof, except for such distributions and dispositions as are both explicitly permitted under this Agreement and the Stockholders Agreement and effected in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder and all applicable state securities, or "blue sky," laws. The Executive agrees and acknowledges that such Executive will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Restricted Stock, or solicit any offers to purchase or otherwise acquire or take a pledge of any Restricted Stock, other than transfers, sales, assignments, pledges, hypothecations or other dispositions explicitly permitted by Paragraph (f) of Section 3 and by the Stockholders Agreement and provided that any such transfer, sale, assignment, pledge, hypothecation or other disposition is in accordance with the terms and provisions of such Paragraph and the Stockholders Agreement and (i) the transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities, or "blue sky," laws, or
(ii) the Executive shall have furnished Holdings with an opinion of counsel (which counsel and the form and substance of which opinion shall be reasonably satisfactory to Holdings), to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and the rules and regulations in effect thereunder and under all applicable state securities, or "blue sky," laws.

                  (b) Stock Unregistered. The Executive acknowledges and represents that such Executive has been advised that (i) the Restricted Stock has not been registered under the Securities Act; (ii) the Restricted Stock must be held for an indefinite period and such Executive must continue to bear the economic risk of the investment in the Restricted Stock unless it is subsequently registered under the Securities Act or an exemption from such registration is available; (iii) there is no, and it is not anticipated that there will be any, public market for the Restricted Stock; (iv) Rule 144 promulgated under the Securities Act ("Rule 144") is not currently available with respect to the sales of any securities of Holdings, and Holdings has made no covenant to make such Rule 144 available; (v) if and when the Restricted Stock may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule 144; (vi) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Securities Act; (vii) a restrictive legend or legends in the forms set forth in this Agreement and the Stockholders Agreement shall be placed on the certificates representing the Restricted Stock; (viii) this Agreement and the Stockholders Agreement restrict the sale or transfer of shares of Restricted Stock other than at specified times and under specified circumstances; and (ix) a notation shall be made in the appropriate records of Holdings indicating that the Restricted Stock is subject to restrictions on transfer and, if Holdings should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to the Restricted Stock.

                  (c) Additional Investment Representations. The Executive represents and warrants that (i) the Executive's financial situation is such that the Executive can afford to bear the economic risk of holding the Restricted Stock for an indefinite period of time and suffer complete loss of the Executive's investment in the Restricted Stock; (ii) the Executive's knowledge and experience in financial and business matters are such that the Executive is capable of evaluating the merits and risks of the Executive's investment in the Restricted Stock; (iii) the Executive understands that the Restricted Stock is a speculative investment which involves a high degree of risk of loss of the Executive's investment therein, that there are substantial restrictions on the transferability of the Restricted Stock and that on the date of this Agreement and for an indefinite period following such date there will be no public market for the Restricted Stock and, accordingly, it may not be possible to liquidate the Executive's investment in Holdings at all, including in case of emergency;
(iv) the Executive and the Executive's representatives, including the Executive's professional, tax and other advisors, have carefully reviewed the financial and other information with respect to each of Holdings, AMF Group Holdings, and its subsidiaries (including with respect to the Transaction) supplied to them and the Executive understands and has taken cognizance of (or has been advised by the Executive's representatives as to) all the risks related to an investment in the Restricted Stock; (v) in making the Executive's decision to invest in the Restricted Stock hereunder, the Executive has relied upon independent investigations made by the Executive and, to the extent believed by the Executive to be appropriate, the Executive's representatives, including the Executive's own professional, tax and other advisors; (vi) the Executive and the Executive's representatives have received and read this Agreement, the Stockholders Agreement, the Stock Subscription Agreement, the Registration Rights Agreement, Holdings 1996 Stock Incentive Plan and all other documents related to and executed or to be executed in connection with the transactions contemplated hereby and thereby and the Executive and his representatives have received and read the Offering Circular, dated March 7, 1996, relating to the offering and sale of senior subordinated notes issued by a subsidiary of

Holdings and the Memorandum to the prospective senior lenders to AMF Group Inc., dated April 17, 1996, and have been given the opportunity to examine for a reasonable time prior to the date hereof all documents and to ask questions of, and to receive answers from, Holdings and its representatives concerning the terms and conditions of the investment in the Restricted Stock and to obtain any additional information which Holdings possesses or can acquire without unreasonable effort or expense, necessary to verify the accuracy of the information supplied to them, and the Executive and the Executive's representatives have received all additional information requested by them, and no representations have been made to the Executive or such representatives concerning the Restricted Stock, Holdings, AMF Group Holdings, the Company, their respective affiliates and subsidiaries, their businesses or prospects or other matters, except as set forth in this Agreement; and (g) the Executive is an officer of the Company and has significant business experience in the bowling or similar business and, in any such case, expects, after the Transaction, to be an officer of the Company.

                  5. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of (i) 120 consecutive days or (ii) an aggregate of 180 days in a period of 365 consecutive days, to perform his duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties in accordance with the provisions of
Section 2 before the Disability Effective Date. In the event of a dispute as to whether Executive has suffered a Disability, the final determination shall be made by a licensed physician selected by the Board and acceptable to Executive in Executive's reasonable judgment.

                  (b) Not Death or Disability. The Company may terminate the Executive's employment at any time during the Employment Period with or without cause. The Executive may terminate his employment at any time during the Employment Period with or without good reason.

                  (c) Date of Termination. Except as provided in Section 3(g)(iv) hereof, the "Date of Termination" means the date of the Executive's death, the Disability Effective Date, or the date on which the termination of the Executive's employment by the Company, or by the Executive, is effective, as the case may be.

                  6. Obligations of the Company Upon Termination. (a) By the Company, Other Than for Death or Disability. If, during the Employment Period, the Company terminates the Executive's employment other than due to the Executive's death or Disability, the Company shall (x) pay the amounts described in subparagraph (i) below to the Executive in a lump sum in cash within 30 days after the Date of Termination; (y) shall continue the benefits described in subparagraph (ii) below until the first anniversary of the Date of Termination and (z) if, following receipt of the audited consolidated financial statements of Holdings with respect to the fiscal year during which the Executive's employment was so terminated by the Company, it is determined that the Targets for such fiscal year were met, pay to Executive, within 30 days after such audited consolidated financial statements are available, the Allocable Bonus Amount as defined in paragraph (iii) below:

                  (i) The amounts to be paid in a lump sum as described above are:

                           A.   The Executive's accrued but unpaid cash
                  compensation (the "Accrued Obligations"), which shall equal the sum of (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; and (3) any accrued but unpaid vacation pay; and

                           B.  Severance pay equal to the Annual Base Salary.

                  (ii) The benefits to be continued as described above and in paragraph (b) below are benefits to the Executive and/or the Executive's family at least as favorable as those that would have been provided to them under Subparagraph (ii) of paragraph (c) of Section 3 of this Agreement if the Executive's employment had continued until the first anniversary of the Date of Termination; provided, however, that during any period when the Executive is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Company under this subparagraph may be made secondary to those provided under such other plan; and provided further, however, that the Company shall not be required to continue any life insurance on the life of the Executive unless such continuation is provided for or permitted under the applicable plan or policy. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits under this Subparagraph (ii), the Executive shall be deemed to have retired on the first anniversary of the Date of Termination.

                  (iii) The "Allocable Bonus Amount" is the amount of Annual Bonus, based on the actual results for the entire fiscal year, that Executive would have received for the fiscal year in which his employment was terminated by the Company or, for purposes of paragraph (b) below, for the fiscal year in which Executive dies or in which the Executive's employment is terminated due to Disability, had the Executive been employed for such entire fiscal year, multiplied by a fraction, (x) the numerator of which is the number of days during such fiscal year during which the Executive was employed hereunder and
(y) the denominator of which is 365.

                  (b) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall (x) pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump sum in cash within 30 days after the Date of Termination; (y) pay to the Executive or the Executive's estate or legal representative the amount, if any, of the Allocable Bonus Amount within 30 days after Holdings' audited consolidated financial statements for the fiscal year during which the Executive's employment terminated due to death or Disability are available; and
(z)
continue the benefits described in Subparagraph (ii) of paragraph (a) of Section 6 on the terms and conditions therein contained until the first anniversary of Executive's Date of Termination, and the Company shall have no further obligations under this Agreement except as set forth in Sections 3(f)(vii) and 3(f)(viii).

                  (c) By the Executive. If the Executive terminates his employment with the Company, the Company shall pay to the Executive in a lump sum in cash any portion of Executive's Annual Base Salary through the Date of Termination that has not yet been paid, and the Company shall have no further obligations under this Agreement.

                  (d) Effect of Employment of Executive by Certain Stock or Asset Purchaser. If all or substantially all of the stock or assets of the Company is sold or otherwise disposed of to a third party not affiliated with Holdings, and the Executive is not employed by Holdings or one of its continuing affiliates immediately thereafter, then, for all purposes of this Agreement, the Executive's employment shall be deemed to have been terminated by the Company effective as of the date of such sale or other disposition; provided, however, that the Company and Holdings shall have no obligations to the Executive under
Section 6 of this Agreement if the Executive is hired by the purchaser of the stock or assets of the Company or if the Executive's employment is continued by the Company.

                  7. Full Settlement. The Company's and Holdings' obligations to make the payments provided for in, and otherwise to perform their obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company or Holdings may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in Subparagraph (ii) of paragraph
(a) of Section 6, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

                  8. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, Holdings or any company affiliated with either and their respective businesses that the Executive obtains during the Executive's employment by the Company and that is not public knowledge (other than as a result of the Executive's violation of this Section
8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or Holdings, as the case may be, or as otherwise required by law.

                  9. Noncompetition; Nonsolicitation. (a) Unless Executive's employment is terminated by the Company without cause, during the Employment Period and during the two-year period following any termination of the Executive's employment with the Company and any of its affiliates, including due to expiration of the Employment Period or, if longer, during the five-year period from and after the Closing (the longer of such periods are hereinafter referred to as the "Restriction Period"), the Executive shall not directly or indirectly participate in or permit his name directly or indirectly to be used by or become associated with (including as an advisor, representative, agent, promoter, independent contractor, provider of personal services or otherwise) any person, corporation, partnership, firm, association or other enterprise or entity that is, or intends to be, engaged in any business which is in competition with the business of the Company, Holdings or any of their respective subsidiaries or controlled affiliates in any country in which the Company, Holdings or any of their respective subsidiaries or controlled affiliates operate, compete or are engaged in such business or at such time intend so to operate, compete or become engaged in such business (a "Competitor"). For purposes of this Agreement, the term "participate" includes any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, trustee, beneficiary, agent, representative, independent contractor, consultant, advisor, provider of personal services, creditor, owner (other than by ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market).

                  (b) Unless Executive's employment is terminated by the Company without cause, during the portion of the Restriction Period following any termination of the Executive's employment with the Company and any of its affiliates, the Executive shall not, directly or indirectly, encourage or solicit, or assist any other person or firm in encouraging or soliciting, any person that during the two-year period preceding such termination of the Executive's employment with the Company is or was engaged in a business relationship with the Company, Holdings or any of their respective subsidiaries or controlled affiliates to terminate its relationship with the Company, Holdings or any of their respective subsidiaries or controlled affiliates or to engage in a business relationship with a Competitor.

                  (c) During the portion of the Restriction Period following any termination of the Executive's employment with the Company and any of its affiliates, the Executive will not, except with the prior written consent of the Company or Holdings, as the case may be, directly or indirectly, induce any employee of the Company, Holdings or any of their respective subsidiaries or controlled affiliates to terminate employment with such entity, and will not, directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ, offer employment or cause employment to be offered to any person (including employment as an independent contractor) who is or was employed by the Company, Holdings or any of their respective subsidiaries or controlled affiliates unless such person shall have ceased to be employed by such entity for a period of at least 9 months.

                  (d) Promptly following the Executive's termination of employment, including due to expiration of the Employment Period, the Executive shall return to the Company and Holdings all property of the Company, Holdings and their respective subsidiaries and affiliates, and all copies thereof in the Executive's possession or under his control, including, without limitation, all Confidential Information in whatever media such Confidential Information is maintained.

                  (e) The Executive acknowledges and agrees that the Restriction Period and the covenants and obligations of the Executive in Section 8 and this
Section 9 with respect to noncompetition, nonsolicitation and confidentiality and with respect to the property of the Company, Holdings and their respective subsidiaries and controlled affiliates, and the territories covered thereby, are fair and reasonable and the result of negotiation. The Executive further acknowledges and agrees that the covenants and obligations of the Executive in
Section 8 and this Section 9 with respect to noncompetition, nonsolicitation and confidentiality and with respect to the property of the Company, Holdings and their respective subsidiaries and controlled affiliates, and the territories covered thereby, relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company, Holdings and their respective subsidiaries and affiliates irreparable injury for which adequate remedies are not available at law. Therefore, the Executive agrees that the Company and Holdings shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the Executive from committing any violation of such covenants and obligations. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company and Holdings may have at law or in equity. If, at the time of enforcement of Section 8 and/or this Section 9, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographical area legally permissible under such circumstances will be substituted for the period, scope or area stated herein.

                  10. Successors. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company, Holdings and their respective successors and assigns.

                  (c) Each of the Company and Holdings, as the case may be, shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise (an "Acquisition")) to all or substantially all of the business and/or assets of the Company or Holdings, as the case may be, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company or Holdings, as the case may be, would have been required to perform it if no such succession had taken place (or, with respect to Restricted Stock and Options, by substituting for such Restricted Stock and/or Options new restricted stock and/or stock options, based upon the stock of such successor, having a value, in the case of Restricted Stock, or an aggregate spread between the Fair Market Value of the underlying stock and the Original Price thereof, and the same term, in the case of Options, immediately after such substitution, equal to the value (in the case of Restricted Stock), or spread on, and the term of (in the case of Options), such Restricted Stock and/or Options immediately before such substitution); provided, however, that Holdings or its successor may, at its option, at the time of or promptly after such Acquisition (whether with respect to Holdings or the Company), terminate all of its obligations hereunder with respect to the Restricted Stock and/or Options by paying to the Executive or the Executive's successors or assigns an amount equal to the product of (i) the number of shares then subject to the restrictions of Section 3(f) and, if applicable, Options and (ii) the Fair Market Value per share (which, to the extent applicable, shall be determined by giving appropriate consideration to the consideration paid in any such Acquisition) of the shares underlying such Restricted Stock and such Options at the time of such Acquisition less, in the case of each Option, the amount of such Option's exercise price (but not in excess of such Fair Market Value per share), in either case, in exchange for such Executive's Restricted Stock and/or Options. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise, and "Holdings" shall mean both Holdings as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

                  11. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                       Robert L. Morin
                       6008 Treyburn Place
                       Glen Allen, VA 23060

                  If to the Company:

                        AMF Bowling, Inc.
                        8800 AMF Drive
                        Mechanicsville, VA 23111

                        Attention:  Corporate Secretary

                  If to Holdings:

                        c/o Goldman, Sachs & Co.
                        85 Broad Street
                        New York, NY 10004

                        Attention:  David J. Greenwald, Esq.

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 11. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) Notwithstanding any other provision of this Agreement, the Company and/or Holdings, as appropriate, may withhold from amounts payable under this Agreement all Federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations. No later than any date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any Options, the Executive shall pay to the Company and/or

Holdings, as appropriate, or make arrangements satisfactory to the Company and/or Holdings, as appropriate, regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. If the Executive desires to use unrestricted, unencumbered stock to pay any required withholding taxes, the Company and/or Holdings will cooperate with the Executive in that regard. The obligations of the Company and/or Holdings, as appropriate, under paragraph (g) of Section 3 of this Agreement shall be subject to this paragraph (d).

                  (e) The Executive's or the Company's, or Holdings' failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  (f) The Executive, the Company and Holdings each acknowledges that this Agreement (together with the Stockholders Agreement and the other agreements referred to herein and therein) supersedes all other agreements and understandings, both written and oral, among the parties or any of them concerning the subject matter hereof, and any prior employment agreement between the Executive and any direct or indirect subsidiary of Holdings, after giving effect to the consummation of the Transaction, is hereby terminated.

                  (g) The parties hereto agree that, notwithstanding anything to the contrary herein, the purchase and sale of the Restricted Stock contemplated by Section 3(f)(i) of this Agreement, including the execution and delivery of the note and related stock pledge agreement referred to in Section 3(f)(i), may be consummated within one day of the execution and delivery hereof.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of their respective Board of Directors, each of the Company and AMF Group Holdings has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                                            /s/ R.L. Morin
                                            ------------------------------------
                                            Robert L. Morin



                                            AMF BOWLING, INC.


                                            By /s/ R.L. Morin
                                               ---------------------------------
                                                Its President
                                                    ----------------------------


                                            AMF HOLDINGS INC.


                                            By /s/ Terence M. O'Toole
                                               ---------------------------------
                                                Its Vice President
                                                    ----------------------------

                                                                       EXHIBIT A

                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (the "Stock Pledge Agreement") dated May 2, 1996 is made and entered into by and between AMF Holdings Inc., a Delaware corporation ("Holdings"), and Robert L. Morin (the "Pledgor").

                              W I T N E S S E T H:

         WHEREAS, Holdings and Pledgor have entered into a certain Employment Agreement dated as of the date hereof by and among the Pledgor, Holdings and a subsidiary of Holdings (as such agreement may be amended from time to time, the "Employment Agreement") whereby Holdings has agreed to issue and sell 150,000 shares of common stock, par value $0.01 per share, of Holdings (the "Initial Pledged Shares," and together with the Additional Pledged Shares (as defined below), the "Shares") to the Pledgor, all of which Shares are (or, in the case of the Additional Pledged Shares upon their acquisition by Pledgor, will be) subject to this Stock Pledge Agreement. Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Employment Agreement;

         WHEREAS, in consideration of the loan by Holdings to the Pledgor of $1,000,000, receipt of which by the Pledgor is hereby acknowledged, to enable the Pledgor to purchase certain of the Initial Pledged Shares, the Pledgor is delivering to Holdings a duly executed Non-Recourse Secured Promissory Note of the Pledgor (as referred to in Section 3(f) of the Employment Agreement) in the principal amount of $1,000,000 dated as of the date hereof (as such note may be amended from time to time, the "Management Note");

         WHEREAS, the Pledgor wishes to grant further security and assurance to Holdings in order to secure the payment of the principal of, interest on and all fees, expenses and other amounts owing in respect of, the Management Note and to pledge to Holdings the Initial Pledged Shares along with any and all additional Shares, which shall be issued or sold to the Pledgor at any time after the date of this Agreement as a result of the exercise of the options granted to the Pledgor on the date hereof and at any time hereafter, or any other Shares otherwise acquired by Pledgor from and after the date hereof (collectively, the "Additional Pledged Shares"), and certain additional collateral as provided in this Agreement; and

         WHEREAS, Pledgor, Holdings and certain other stockholders of Holdings have entered into a Stockholders Agreement, dated as of April 30, 1996, with respect to certain matters relating to Holdings and its common stock (the "Stockholders Agreement").

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Pledge. As collateral security for the full and timely payment of the principal of, interest on, and all fees, expenses and other amounts owing in respect of, the Management Note, the Pledgor hereby delivers, deposits, pledges, transfers and assigns to Holdings, in form transferable for delivery, and creates in Holdings a continuing security interest in (i) the Initial Pledged Shares, all Additional Pledged Shares and all certificates or other instruments or documents evidencing any of the above now owned or hereafter acquired by the Pledgor (together with any securities or property to be delivered to the Pledgor pursuant to Section 2(b) hereof, the "Pledged Securities") (ii) all dividends, payments and distributions of every kind due and payable or distributable in respect of all or any of the Pledged Securities (the "Pledged Dividends") and (iii) all other property, assets, accounts and moneys received by Pledgor in respect of the Pledged Securities or the sale, transfer, assignment, encumbrance or other disposition thereof (together with the Pledged Securities and Pledged Dividends, the "Collateral").

         The Pledgor hereby delivers to Holdings appropriate undated security transfer powers duly executed in blank for the Pledged Securities set forth above and will deliver appropriate undated security transfer powers duly executed in blank for the Pledged Securities to be pledged hereunder from time to time hereafter.

         Section 2. Administration of Collateral. The following provisions shall govern the administration of the Collateral:

         (a) So long as no Event of Default has occurred and is continuing (as used herein, "Event of Default" shall mean the occurrence of any Event of Default under the Management Note), the Pledgor shall be entitled to act with respect to the Pledged Securities in any manner not inconsistent with this Stock Pledge Agreement, the Stockholders Agreement, the Employment Agreement or the Management Note, including voting the Pledged Securities and, subject to its prepayment obligations under the Management Note, receiving all cash Pledged Dividends and giving consents, waivers and ratifications in respect thereof.

         (b) If, while this Stock Pledge Agreement is in effect, the Pledgor (or any of the Pledgor's Permitted Transferees (as such term is defined in the Management Note)) shall become entitled to receive or shall receive any debt or equity security certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or right, whether as a dividend or distribution in respect of, in substitution of, or in exchange for any Pledged Securities, or in the event of a recapitalization, reclassification or similar transaction, the Pledgor and each of the Pledgor's Permitted Transferees agrees to accept the same as Holdings's agent and to hold the same in trust on behalf of and for the benefit of Holdings and to deliver the same forthwith to Holdings in the exact form received, with the endorsement of the Pledgor and the Pledgor's Permitted Transferees when necessary and/or appropriate undated security transfer powers duly executed in blank, to be held by Holdings, subject to the terms of this Stock Pledge Agreement, as additional collateral security for the Management Note. Notwithstanding the foregoing, it is agreed that the Pledgor or any of the Pledgor's Permitted Transferees may exercise any option or right received as contemplated in the preceding sentence, and Holdings will exercise any such option or right upon receipt of written instructions to such effect, accompanied by any required payments or documents from the Pledgor or the Pledgor's Permitted Transferees, and the securities received upon such exercise of any such option or right shall thereafter be held by Holdings or, if received by the Pledgor or such Pledgor's Permitted Transferees, be delivered to Holdings forthwith as contemplated by the preceding sentence.

         (c) The Pledgor and each of the Pledgor's Permitted Transferees shall immediately upon request by Holdings and in confirmation of the security interests hereby created, execute and deliver to Holdings such further instruments, deeds, transfers, assurances and agreements, in such form and substance as Holdings shall request, including any financing statements and amendments thereto, or any other documents, required under New York law and any other applicable law to protect the security interests created hereunder.

         (d) Subject to any sale by Holdings or other disposition by Holdings of the Pledged Securities or other Collateral pursuant to this Stock Pledge Agreement, and subject to Section 5 below, the Collateral shall be returned to the Pledgor upon payment in full of the unpaid principal of, accrued interest on, and all fees, expenses and other amounts owing in respect of the Management Note.

         (e) Holdings shall have the right to release the Collateral or a portion thereof, at any time, including in connection with any right of Holdings or any affiliate thereof to acquire such Collateral pursuant to this Stock Pledge Agreement, the Stockholders Agreement, the Employment Agreement or otherwise, but the determination to release such Collateral at any time shall be in the sole discretion of Holdings and Holdings shall not be required to do so, except to the extent otherwise specifically provided in this Stock Pledge Agreement.

         Section 3. Remedies in Case of an Event of Default.

         (a) In case an Event of Default shall have occurred and be continuing, Holdings shall have in each case all of the remedies of a secured party under the New York Uniform Commercial Code, and, without limiting the foregoing, shall have the right, in its sole discretion, to sell, resell, assign and deliver all or, from time to time, any part of the Collateral, including without limitation, the Pledged Securities, and any interest in or option or right to purchase any part thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, at any private sale or public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except that Holdings shall give ten days' notice to the Pledgor of the time and place of any sale pursuant to this Section 3), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Holdings shall, in its sole discretion, determine, the Pledgor and the Pledgor's Permitted Transferees hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder. At any such sale Holdings may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. Holdings shall apply the proceeds of any such sale first to the payment of all costs and expenses, including reasonable attorneys' fees, incurred by Holdings in enforcing its rights under this Stock Pledge Agreement, second to the payment of all fees, expenses and other amounts owing in respect of the Management Note, third to the accrued and unpaid interest on the Management Note and fourth to the unpaid principal of the Management Note.

         (b) The Pledgor and the Pledgor's Permitted Transferees recognize that Holdings may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), or in the rules and regulations promulgated thereunder or in applicable state securities, or "blue sky," laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor and the Pledgor's Permitted Transferees agree that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral was sold at public sale, and that Holdings has no obligation to delay the sale of the Collateral for the period of time necessary to permit the registration of the Pledged Securities or other Collateral for public sale under the Securities Act and under applicable state securities, or "blue sky," laws. The Pledgor and the Pledgor's Permitted Transferees agree that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         (c) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by Holdings pursuant to this Section 3 of the Collateral, the Pledgor and each of the Pledgor's Permitted Transferees will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use their best efforts to secure the same.

         (d) Neither failure nor delay on the part of Holdings to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         Section 4. Pledgor's Obligations Not Affected. The obligations of the Pledgor and each of the Pledgor's Permitted Transferees under this Stock Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by (a) any subordination, amendment or modification of or addition or supplement to the Employment Agreement, the Stockholders Agreement or the Management Note, or any assignment or transfer of any thereof;
(b) any exercise or non-exercise by Holdings of any right, remedy, power or privilege under or in respect of this Stock Pledge Agreement, the Stockholders Agreement, the Employment Agreement or the Management Note, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Stock Pledge Agreement, the Stockholders Agreement, the Employment Agreement or the Management Note, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of Holdings, whether or not the Pledgor and the Pledgor's Permitted Transferees shall have notice or knowledge of any of the foregoing.

         Section 5. Transfer by Pledgor. The Pledgor and the Pledgor's Permitted Transferees will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber the Pledged Securities or any interest therein except as provided in the Employment Agreement or the Stockholders Agreement. In the event of a sale, assignment, transfer or other disposition of or mortgage, pledge or other encumbrance of Pledged Securities pursuant to the Employment Agreement or the Stockholders Agreement, the Pledged Securities so sold, assigned, transferred or otherwise disposed of or mortgaged, pledged or otherwise encumbered shall remain subject to the provisions of this Stock Pledge Agreement, except as provided in the next succeeding sentence, and no such sale, assignment, transfer or other disposition of or mortgage, pledge or other encumbrance of Pledged Securities may be effected unless and until the proposed purchaser, assignee, transferee or other acquiror, mortgagee or pledgee shall agree in writing, in form and substance satisfactory to Holdings in its sole discretion, to be bound by all the terms of this Stock Pledge Agreement with the same force and effect as if such transferee were a party hereto. If the Pledgor (or any of the Pledgor's Permitted Transferees) shall sell, assign, transfer or otherwise dispose of any Shares to anyone other than a Permitted Transferee in accordance with the terms of this Stock Pledge Agreement, the Stockholders Agreement and the Employment Agreement, Holdings shall release such Shares from the pledge hereunder to the extent that,
(i) after such release, the fair market value of Shares (as determined by the Board of Directors of Holdings) owned by the Pledgor and the

Pledgor's Permitted Transferees and subject to the liens created by this Stock Pledge Agreement exceeds 125% of the principal amount of the Management Note of the Pledgor then outstanding (the "Management Note Amount") and (ii) the Pledgor complies with its prepayment obligations under Section 1 of the Management Note in connection with such sale, assignment, transfer or other disposition.

         Section 6. Attorney-in-Fact. Holdings is hereby appointed the attorney-in-fact of the Pledgor and the Pledgor's transferees for the purpose of carrying out the provisions of this Stock Pledge Agreement and taking any action and executing any instrument that Holdings reasonably may deem necessary or advisable to accomplish the purposes hereof, including without limitation, the execution of the applications and other instruments described in Section 3(c) hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

         Section 7. Termination. Upon the indefeasible payment in full of the unpaid principal of, accrued interest on, and all fees, expenses and other amounts owing in respect of, the Management Note, or upon the sale of all Collateral (provided that there is no ongoing obligation to further pledge any additional Collateral in the future) and, in either case, upon the due performance of and compliance with all the provisions of this Stock Pledge Agreement, the Stockholders Agreement, the Employment Agreement and the Management Note, this Stock Pledge Agreement and all liabilities of Pledgor hereunder shall terminate and the Pledgor shall be entitled to the return of such of the Pledged Securities and other Collateral as have not theretofore been sold, released pursuant to Section 5 hereof or otherwise applied pursuant to the provisions of this Stock Pledge Agreement free of the lien and security interest in such Pledged Securities and other Collateral created hereunder in favor of Holdings.

         Section 8. Notices. All notices or other communications required or permitted to be given hereunder shall be delivered as provided in the Employment Agreement.

         Section 9. Binding Effect, Successors and Assigns. This Stock Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Stock Pledge Agreement. Other than transfers satisfying the requirements of the last sentence of Section 5 hereof for release of Shares from the pledge hereunder, no transfer of Pledged Securities of the Pledgor (including, without limitation, to the Pledgor's Permitted Transferees) shall be permitted hereunder, and any such transfer shall be null and void, unless and until each such transferee (including, without limitation, a Permitted Transferee) agrees in writing, in form and substance satisfactory to Holdings in its sole discretion, to become bound by this Stock Pledge Agreement with respect to the Pledged Securities so transferred.

         Section 10. Miscellaneous. Holdings and its assigns shall have no obligation in respect of the Pledged Securities, except to hold and dispose of the same in accordance with the terms of this Stock Pledge Agreement. Neither this Stock Pledge Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Stock Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and each of the Pledgor's Permitted Transferees. The captions in this Stock Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Stock Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. This Stock Pledge Agreement may be executed simultaneously in counterparts, each of which is an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be executed and delivered on the date first written above.

                                          PLEDGOR:


                                          /s/ R.L. Morin
                                          --------------------------------------
                                          Robert L. Morin


                                          PLEDGEE:

                                          AMF HOLDINGS INC.


                                        By /s/ Terence M. O'Toole
                                          --------------------------------------
                                           Name: Terence M. O'Toole
                                           Title: Vice President